UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2007

DEL GLOBAL TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

New York	0-3319	13-1784308
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11550 West King Street, Franklin Park, IL		60131
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 288-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective December 5, 2007, the Board of Directors of Del Global Technologies Corp. (the “Company”) amended Article VI of the Company's By-Laws to permit the issuance of uncertificated shares. The ability to issue uncertificated shares enables the Company to participate in the Direct Registration System, which allows investors to have shares registered in their own names by book-entry. Book-entry allows shares to be owned, recorded and transferred electronically on a system currently administered by The Depository Trust Company without issuance of physical stock certificates, which enables investors and broker-dealers to effect transactions without the risks and delays associated with transferring physical certificates. Investors retain other aspects of direct ownership such as voting rights. As amended, the By-Laws permit investors with shares registered in their names by book entry to obtain a certificate representing the shares by written request to the Company’s registrar or transfer agent. Prior to this amendment, the By-Laws were silent on the issuance of uncertificated shares.

The full text of the amendment to the By-Laws is filed as an Exhibit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Amendment to Article VI of the By-Laws of the Company, effective December 5, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEL GLOBAL TECHNOLOGIES CORP.
(Registrant)

Date: December 5, 2007	By:	/s/Mark A. Zorko
Mark A. Zorko Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amendment to Article VI of the By-Laws of the Company, effective December 5, 2007